Exhibit 3.12(a)

CERTIFICATE OF FORMATION

OF

AOR OF TEXAS MANAGEMENT, LLC

This Certificate of Formation of AOR of Texas Management, LLC (the “LLC”) is being duly executed and filed by Darice Angel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company formed hereby is “AOR of Texas Management, LLC”.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of June 13, 2007.

Darice Angel
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:33 PM 06/13/2007 FILED 02:09 PM 06/13/2007 SRV 070704655 – 4370227 FILE
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State of Delaware Secretary of State Division of Corporations Delivered 06:56 PM 06/26/2007 FILED 05:20 PM 06/26//2007 SRV 070753805 – 4370227 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act, AOR of Texas Management, LLC, a Delaware limited liability company, submits the following Certificate of Merger:

1. The name and jurisdiction of formation or organization of each of the business entities which are to merge:

Name	State and Organizational Form
AOR of Texas Management Limited Partnership	Texas limited partnership

AOR of Texas Management, LLC	Delaware limited liability company

2. An agreement and plan of merger has been approved and executed by each of the business entities which is to merge.

3. The name of the surviving limited liability company is AOR of Texas Management, LLC (the “Surviving Company”).

4. The merger shall become effective at 11:59 p.m., Delaware time, on June 30, 2007.

5. An executed agreement and plan of merger is on file at the principal place of business of the Surviving Company at 16825 Northchase Dr., Suite 1300, Houston, Texas 77060, and a copy of the agreement and plan of merger will be furnished by such entity, on written request and without cost, to any partner, owner or member of any domestic entity that is a party to the agreement and plan of merger.

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IN WITNESS WHEREOF, the undersigned surviving corporation has caused this Certificate of Merger to be signed by its authorized officer this 25 day of June, 2007.

AOR OF TEXAS MANAGEMENT, LLC, a Delaware limited liability company

By:

Name:	Bruce D. Broussard

Title:	Vice President

10707399 - 45927264.3

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